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                                                           Exhibit B(ii)


                                            May 10, 1994



         Petrie Stores Corporation
         70 Enterprise Avenue
         Secaucus, New Jersey  07094

                               Re: Amendment No.1


         Dear Sirs:

                   Reference is made to the Acquisition Agreement, dated as of April 20, 1994, between Toys "R" Us, Inc., a Delaware corporation (the "Buyer"), and Petrie Stores Corporation, a New York corporation (the "Seller") (the "Acquisition Agreement"). Capitalized terms used but not defined herein shall have the meanings specified in the Acquisition Agreement.

                   The parties desire to amend the Acquisition Agree-ment.

                   Accordingly, the Buyer and the Seller hereby agree as follows:

                   1. Section 3(b) of the Acquisition Agreement is amended by adding the following at the end thereof:

                        "The shares of Buyer Common Stock constituting the Purchase Consideration shall be shares held in the treasury of the Buyer (and previously included in a listing application approved by the New York Stock Exchange), including without limitation, the Closing Date Petrie Block Shares which shall be delivered to the Buyer pursuant to Section 2(i) above."
















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                   2.   Section 9.1.6 of the Acquisition Agreement is
         deleted in its entirety, and Section 9.1.7 thereof is redesignated as Section 9.1.6.


                                       Sincerely yours,

                                       TOYS "R" US, INC.

                                       By: /s/ Louis Lipschitz
                                          Name:  Louis Lipschitz
                                          Title: Senior Vice President -
                                                 Finance and Chief
                                                 Financial Officer


         ACCEPTED AND AGREED:

         PETRIE STORES CORPORATION


         By: /s/ Peter A. Left
            Name:  Peter A. Left
            Title: Vice Chairman, Chief
                   Operating Officer,
                   Chief Financial
                   Officer and Secretary



























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